EXHIBIT 99.1

Pike Corporation Reports Fiscal Third Quarter 2014 Results

MOUNT AIRY, N.C., May 5, 2014 (GLOBE NEWSWIRE) -- Pike Corporation (NYSE:PIKE), one of the nation's largest specialty construction and engineering firms serving the electric power industry, today reported fiscal third quarter 2014 results for the period ended March 31, 2014. Total revenue in the third quarter 2014 was $207.6 million, up 4% compared to $200.2 million in the year-ago period. Net income in the third quarter 2014 totaled $2.8 million, compared to net income of $2.7 million in the year-ago period. Diluted earnings per share totaled $0.09 in the third quarter 2014, compared to $0.08 per diluted share in the year-ago period.

Core construction revenue in the third quarter 2014 totaled $136.6 million, down 4% from $142.7 million in the year-ago period. Core engineering revenue increased 16% to $37.2 million in the third quarter 2014, compared to $32.1 million in the year-ago period. Total storm-related revenue in the third quarter 2014 totaled $33.8 million, compared to $25.5 million in the year-ago period.

"While we did experience a higher volume of storm activity in the quarter, these storms were at lower margin than the second quarter storms. Additionally, wet and snowy weather negatively impacted core productivity in our distribution and transmission businesses during the quarter," stated J. Eric Pike, Chairman and CEO of Pike Corporation. "Our engineering business, which includes energy delivery and communications, had a strong revenue quarter and we anticipate engineering will be one of the catalysts of future revenue and earnings growth."

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern on Tuesday, May 6. The call can be accessed by dialing (888) 504-7963, or (719) 325-2393 for international callers. The confirmation code for the live call is 5537029. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 5537029. The dial-in replay will remain available until midnight Eastern on May 13. An on-demand replay of the webcast will remain online for a limited time following the conclusion of the call.

About Pike Corporation

Pike Corporation, formerly known as Pike Electric Corporation, is one of the nation's largest specialty construction and engineering firms serving over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

PIKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2014	2013	2014	2013

Revenues	$ 207,583	$ 200,222	$ 611,749	$ 718,503
Cost of operations	181,337	175,177	534,695	597,302

Gross profit	26,246	25,045	77,054	121,201
General and administrative expenses	19,226	18,704	56,454	58,063
Gain on sale of property and equipment	(297)	(147)	(698)	(345)

Income from operations	7,317	6,488	21,298	63,483
Other expense (income):
Interest expense	2,185	1,679	5,903	5,686
Other, net	(6)	(5)	(250)	(30)

Total other expense	2,179	1,674	5,653	5,656

Income before income taxes	5,138	4,814	15,645	57,827
Income tax expense	2,310	2,121	6,198	22,250

Net income	$ 2,828	$ 2,693	$ 9,447	$ 35,577

Earnings per share:
Basic	$ 0.09	$ 0.08	$ 0.30	$ 1.01
Diluted	$ 0.09	$ 0.08	$ 0.29	$ 1.01

Weighted average shares used in computing earnings per share:
Basic	31,869	35,219	31,802	35,132
Diluted	32,265	35,663	32,163	35,363

Dividends per share:	$ --	$ --	$ --	$ 1.00
PIKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	June 30,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 3,770	$ 2,578
Accounts receivable, net	112,982	104,585
Costs and estimated earnings in excess of billings on uncompleted contracts	82,107	71,248
Inventories	14,672	14,396
Prepaid expenses and other	12,333	9,914
Deferred income taxes	7,480	8,720
Total current assets	233,344	211,441
Property and equipment, net	182,965	179,928
Goodwill	153,668	153,668
Other intangibles, net	69,309	74,841
Deferred loan costs, net	1,355	1,561
Other assets	2,989	2,335
Total assets	$ 643,630	$ 623,774

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 30,195	$ 33,500
Accrued compensation	25,893	30,468
Billings in excess of costs and estimated earnings on uncompleted contracts	10,627	6,235
Accrued expenses and other	8,358	5,908
Current portion of insurance and claim accruals	4,813	12,121
Total current liabilities	79,886	88,232
Revolving credit facility	237,500	221,000
Insurance and claim accruals, net of current portion	4,663	4,958
Deferred compensation	7,281	6,431
Deferred income taxes	56,902	58,402
Other liabilities	3,603	2,916
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares; no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares; 31,921 and 31,719 shares issued and outstanding at March 31, 2014 and June 30, 2013, respectively	6,424	6,424
Additional paid-in capital	179,587	176,988
Accumulated other comprehensive loss, net of taxes	(133)	(47)
Retained earnings	67,917	58,470
Total shareholders' equity	253,795	241,835
Total liabilities and shareholders' equity	$ 643,630	$ 623,774

PIKE CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2014	2013	2014	2013
Construction
Core services	$ 136,854	$ 143,215	$ 447,743	$ 449,634
Less: Intersegment revenues	(196)	(531)	(326)	(769)

Core services, net	136,658	142,684	447,417	448,865
Storm restoration services	32,074	24,034	57,527	149,629

Revenues, net	168,732	166,718	504,944	598,494
Income from operations	6,247	5,246	19,245	60,153
Depreciation and amortization	8,515	8,558	25,990	27,307
Purchases of property and equipment	5,841	9,747	28,968	26,904

Engineering
Core services	$ 42,767	$ 40,530	$ 130,463	$ 140,843
Less: Intersegment revenues	(5,562)	(8,458)	(26,054)	(29,872)

Core services, net	37,205	32,072	104,409	110,971
Storm assessment and inspection services	1,646	1,432	2,396	9,038

Revenues, net	38,851	33,504	106,805	120,009
Income from operations	1,178	1,344	2,354	5,306
Depreciation and amortization	1,268	1,341	3,875	4,044
Purchases of property and equipment	329	142	580	689

Eliminations and Other Adjustments
Revenues	$ --	$ --	$ --	$ --
Loss from operations	(108)	(102)	(301)	(1,976)
Depreciation and amortization	--	--	--	--
Purchases of property and equipment	--	--	--	--

Total
Core services	$ 179,621	$ 183,745	$ 578,206	$ 590,477
Less: Intersegment revenues	(5,758)	(8,989)	(26,380)	(30,641)

Core services, net	173,863	174,756	551,826	559,836
Storm-related services	33,720	25,466	59,923	158,667

Revenues, net	207,583	200,222	611,749	718,503
Income from operations	7,317	6,488	21,298	63,483
Depreciation and amortization	9,783	9,899	29,865	31,351
Purchases of property and equipment	6,170	9,889	29,548	27,593

PIKE CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2014	2013	2014	2013
Construction Segment
Distribution and other	$ 98,284	$ 104,730	$ 326,583	$ 336,859
Transmission and substation	38,374	37,954	120,834	112,006

Core services, net	$ 136,658	$ 142,684	$ 447,417	$ 448,865
Storm restoration services	32,074	24,034	57,527	149,629

Revenues, net	$ 168,732	$ 166,718	$ 504,944	$ 598,494

Engineering Segment
Core services, net	$ 37,205	$ 32,072	$ 104,409	$ 110,971
Storm assessment and inspection services	1,646	1,432	2,396	9,038

Revenues, net	$ 38,851	$ 33,504	$ 106,805	$ 120,009

Consolidated
Core services, net	$ 173,863	$ 174,756	$ 551,826	$ 559,836
Storm-related services	33,720	25,466	59,923	158,667

Revenues, net	$ 207,583	$ 200,222	$ 611,749	$ 718,503
CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com